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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements of Mindspeed Technologies, Inc. on Form S-8 (Registration Nos. 333-106148, 333-106479,333-124289, 333-132858, and 333-142298) and in the Registration Statements of Mindspeed Technologies, Inc. on Form S-3 (Registration Nos. 333-106146, 333-107343, and 333-109523) of our reports dated November 30, 2007, related to the financial statements and financial statement schedule and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Mindspeed Technologies, Inc. for the year ended September 30, 2007.

DELOITTE & TOUCHE LLP

Costa Mesa, CA
November 30, 2007

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM